                                                                    Exhibit 21.1


                    SUBSIDIARIES OF BT FINANCIAL CORPORATION


NAME                                        STATE OF INCORPORATION
----                                        ----------------------
Laurel Bank                                 Pennsylvania

Bedford Associates, Inc.                    Pennsylvania

Laurel Trust Company                        Pennsylvania

Laurel Community Development Corporation    Pennsylvania

Bedford Associates of Delaware, Inc.        Delaware